Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-4945, 33-62156, 333-08063, 333-26059, 333-81789, 333-108471 and 333-161956 on Forms S-8 and Registration Statement No. 333-161957 on Form S-3 of our report dated December 22, 2010, relating to the consolidated financial statements and financial statement schedule of HEICO Corporation and subsidiaries’ (the “Company”), (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s retrospective change in method of accounting for noncontrolling interest to adopt new accounting guidance contained in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 810, Consolidation, and FASB ASC 480, Distinguishing Liabilities from Equity), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of HEICO Corporation and subsidiaries for the year ended October 31, 2010.

/s/ DELOITTE & TOUCHE LLP
Certified Public Accountants

Miami, Florida
December 22, 2010